Exhibit 99.2

ATTRIBUTOR CORPORATION

BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$447,904	$1,684,559
Accounts receivable	686,051	738,436
Prepaid expenses and other	74,391	101,722

Total current assets	1,208,346	2,524,717
Property and equipment, net	92,448	97,723

Total assets	$1,300,794	$2,622,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$203,538	$162,042
Accrued expenses	419,322	351,025
Deferred revenue	591,362	727,195

Total current liabilities	1,214,222	1,240,262
Stockholders’ equity:
Noncumulative convertible preferred stock, $.0001 par value per share; 105,353,422 shares authorized as of September 30, 2012 and December 31, 2011
Series A, 828,344 shares issued and outstanding as of September 30, 2012 and December 31, 2011; aggregate liquidation preference of $445,235	383,034	383,034
Series B, 5,050,837 shares issued and outstanding as of September 30, 2012 and December 31, 2011; aggregate liquidation preference of $5,050,837	4,975,837	4,975,837
Series C, 5,778,167 shares issued and outstanding as of September 30, 2012 and December 31, 2011; aggregate liquidation preference of $9,655,606	9,556,124	9,556,124
Series D, 40,525,043 shares issued and outstanding as of September 30, 2012 and December 31, 2011; aggregate liquidation preference of $2,812,438	2,710,286	2,710,286
Series A-1, 38,873,025 shares issued and outstanding as of September 30, 2012 and December 31, 2011; aggregate liquidation preference of $4,182,737	4,084,885	4,084,885
Common stock, $0.0001 par value; 196,000,000 shares authorized and 34,413,220 shares issued and outstanding as of September 30, 2012 and December 31, 2011	5,505,742	5,505,742
Additional paid-in capital	886,073	830,073
Accumulated deficit	(28,015,409)	(26,663,803)

Total stockholders’ equity	86,572	1,382,178

Total liabilities and stockholders’ equity	$1,300,794	$2,622,440

The accompanying notes are an integral part of these financial statements

ATTRIBUTOR CORPORATION

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011

Revenue	$3,851,532	$2,478,065
Cost of revenue	1,267,261	894,321

Gross profit	2,584,271	1,583,744
Operating expenses:
Research and development	1,763,550	1,629,898
Sales and marketing	1,383,578	1,564,836
General and administrative	789,162	669,228

Total operating expenses	3,936,290	3,863,962

Loss from operations	(1,352,019)	(2,280,218)
Interest income (expense), net	413	(332,397)

Loss before income taxes	(1,351,606)	(2,612,615)
Provision for income taxes	—	—

Net loss	$(1,351,606)	$(2,612,615)

The accompanying notes are an integral part of these financial statements

ATTRIBUTOR CORPORATION

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net loss	$(1,351,606)	$(2,612,615)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation of property and equipment	16,383	51,512
Non-cash interest expense	—	311,780
Stock-based compensation	56,000	50,000
Changes in operating assets and liabilities:
Accounts receivable	52,385	(107,720)
Prepaid expenses and other	27,331	(31,885)
Accounts payable	41,496	207,810
Accrued expenses	68,297	145,684
Deferred revenue	(135,833)	177,764

Net cash used in operating activities	(1,225,547)	(1,807,670)
Cash flows from investing activities
Purchase of property and equipment	(11,108)	(31,006)

Net cash used in investing activities	(11,108)	(31,006)
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	1,396,353

Net cash provided by financing activities	—	1,396,353

Net decrease in cash and cash equivalents	(1,236,655)	(442,323)
Cash and cash equivalents at beginning of period	1,684,559	781,466

Cash and cash equivalents at end of period	$447,904	$339,143

Supplemental schedule of noncash financing transactions
Beneficial conversion feature in notes payable	$—	$270,252

The accompanying notes are an integral part of these financial statements

ATTRIBUTOR CORPORATION

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1.	Summary of Significant Accounting Policies

Description of Business

Attributor Corporation (the Company) was incorporated in the state of Delaware on November 3, 2005. The Company is a global leader in protecting books from the growing threat of online piracy. The Company’s service, called Guardian, protects book publishing revenues and authors’ rights by finding and removing pirated content across the internet.

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2011 and 2010. Interim results of operations are not necessarily indicative of the results to be expected for the full year or any other interim periods.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2012 and December 31, 2011, cash equivalents consisted primarily of money market accounts.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. Overdue accounts receivable generally do not bear interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and assessment of credit quality and other subjective factors including the aging of receivable balances. The Company considers all of its accounts receivable to be collectible and, therefore, has not recorded an allowance for doubtful accounts as of September 30, 2012 and December 31, 2011.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful lives of each asset, which primarily range from two and a half to five years. Repairs and maintenance costs are expensed as incurred.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the nine months ended September 30, 2012 and 2011.

Research and Development

Research and development costs are expensed as incurred until technological feasibility is established, which to date has approximated the release date of the related product design. Research and development costs include salaries and other personnel related expenses, contractor fees, facility costs and depreciation of equipment associated with the design and development of new products.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be recognized.

A valuation allowance has been provided for the full amount of the Company’s net deferred tax assets as, based upon all available evidence, management believes that it is more likely than not that such benefits will not be realized.

Revenue Recognition

The Company primarily derives its revenues from subscription fees for the Company’s Guardian service. Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s subscription service and is recognized as the revenue recognition criteria are met. The Company generally invoices its customers in annual, quarterly or monthly installments.

2.	Convertible Notes

On March 30, 2011, the Company issued convertible promissory notes to certain existing shareholders for an aggregate principal amount of $1,396,353. These notes bore interest at 6% per annum and were to mature on November 30, 2011. Upon the occurrence of a qualified financing event prior to the maturity date, the notes were to be automatically converted into the new shares at a discount to the price per share paid in the qualified financing. These notes were converted into Series A-1 Preferred Stock in October 2011. The intrinsic value of the beneficial conversion feature was $360,336, of which $270,252 was related to and recognized as interest expense for the nine months ended September 30, 2011.

3.	Concentration of Credit Risk

During the nine months ended September 30, 2012 and 2011, one customer accounted for 11% and 15% of the Company’s total revenue, respectively. As of September 30, 2012 and December 31, 2011, one customer accounted for 25% and 28% of the Company’s total accounts receivable, respectively.

4.	Subsequent Events

On December 3, 2012, the Company was acquired by Digimarc Corporation.